Exhibit 4.34

EXECUTION VERSION

IMPLEMENTATION AGREEMENT

amongst

ATLATSA RESOURCES CORPORATION

and

CAMIPATH PROPRIETARY LIMITED

and

N1C RESOURCES INC

and

N2C RESOURCES INC

and

RUSTENBURG PLATINUM MINES LIMITED

(in its capacity as co-shareholder of Holdco, Senior Agent, Security Agent, Working

Capital Facility Lender and Lender)

and

PLATEAU RESOURCES PROPRIETARY LIMITED

and

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

and

BOKONI PLATINUM MINES PROPRIETARY LIMITED

and

GA-PHASHA PLATINUM MINE PROPRIETARY LIMITED

and

BOIKGANTSHO PLATINUM MINE PROPRIETARY LIMITED

and

MICAWBER 634 PROPRIETARY LIMITED

and

MICAWBER 603 PROPRIETARY LIMITED

and

CENTRAL PLAZA INVESTMENTS 78 PROPRIETARY LIMITED

and

PELAWAN INVESTMENTS PROPRIETARY LIMITED

and

THE TRUSTEES FOR THE TIME BEING OF THE PELAWAN TRUST

and

THE TRUSTEES FOR THE TIME BEING OF THE PELAWAN DIVIDEND TRUST

Schedule 1	Funds Flow Statement	69
Schedule 2	Project Kingpin Term Sheet	70

1. DEFINITIONS AND INTERPRETATION

1.1

In this Agreement, the following words shall, unless otherwise stated or inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:

1.1.1	“AAPL”	Anglo American Platinum Limited, registration number 1946/022452/06, a public company incorporated in accordance with the laws of South Africa;

1.1.2	“Accounts Agreement”	the Accounts Agreement, as defined under the June 2009 Senior Facilities Agreement;

1.1.3	“AFSA”	Arbitration Foundation of Southern Africa;

1.1.4	“Acquisition”

the various acquisitions and subscriptions to be entered into by certain Parties in order to facilitate inter alia the repayment of part of Plateau’s indebtedness to RPM under the June 2009 Transaction Documents and the capitalisation of Holdco, as set out in the Acquisition Agreements;

1.1.5	“Acquisition Agreements”	collectively:

1.1.5.1		the First RPM Holdco Subscription Agreement;

1.1.5.2		the First Plateau Holdco Subscription Agreement;

1.1.5.3		the First Holdco Opco Subscription Agreement;

1.1.5.4		the Second RPM Holdco Subscription Agreement;

1.1.5.5		the Second Plateau Holdco Subscription Agreement;

1.1.5.6		the Second Holdco Opco Subscription Agreement;

1.1.5.7		the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement;

1.1.5.8		the Boikgantsho Sale of Assets Agreement;

1.1.5.9		the Holdco Shareholders Agreement; and

1.1.5.10		the First Addendum to the Sale of Concentrate Agreement;

1.1.6	“Agreement”	this implementation agreement, including all Schedules, as amended from time to time;

1.1.7	“Amendment and Interim Implementation Agreement”

the amendment and interim implementation agreement entered into on or about 26 September 2012 amongst Atlatsa, N1C Resources, N2C Resources, RPM, the Lender, the Working Capital Facility Lender, the Senior Agent, the Security Agent, Holdco, Opco, Plateau, Ga-Phasha, Boikgantsho, Opco Security SPV, Plateau Security SPV, Pelawan, Pelawan Finance SPV, the trustees for the time being of the Pelawan Trust and the trustees for the time being of the Pelawan Dividend Trust;

1.1.8	“Atlatsa”

Atlatsa Resources Corporation (previously known as Anooraq Resources Corporation), registration number 10022-2033, a public company incorporated in accordance with the laws of British Columbia, Canada;

1.1.9	“Atlatsa Corporate Services”

Camipath Proprietary Limited (to be renamed Atlatsa Corporate Services South Africa Proprietary Limited), registration number 2012/146949/07, a private company incorporated in accordance with the laws of South Africa;

1.1.10	“Avoca Klipfontein Sale Portion”	the Sale Portion, as defined in the Ga-Phasha Opco Sale of a Portion of a Mining Right Agreement;

1.1.11	“B Preference Share Documents”	the B Preference Share Documents, as defined in the Senior Facilities Agreement;

1.1.12	“Boikgantsho”	Boikgantsho Platinum Mine Proprietary Limited, registration number 2003/012394/47, a private company incorporated in accordance with the laws of South Africa;

1.1.13	“Boikgantsho Portion”	the Portion, as defined under the Boikgantsho Sale of Assets Agreement;

1.1.14	“Boikgantsho Project Information”	the Project information, as defined under the Boikgantsho Sale of Assets Agreement;

1.1.15	“Boikgantsho Prospecting Rights”	the Prospecting Rights, as defined under the Boikgantsho Sale of Assets Agreement;

1.1.16	“Boikgantsho Purchase Consideration”	the Purchase Consideration, as defined under the Boikgantsho Sale of Assets Agreement;

1.1.17	“Boikgantsho Sale Assets”	collectively, the Boikgantsho Portion, the Boikgantsho Project Information and the Boikgantsho Prospecting Rights;

1.1.18	“Boikgantsho Sale of Assets Agreement”	the sale of assets agreement entered into, or to be entered into, between RPM and Boikgantsho, in terms which Boikgantsho shall sell and RPM shall purchase the Boikgantsho Sale Assets;

1.1.19	“Boikgantsho Sale Deliverables”	the documents to be delivered by Boikgantsho to RPM in accordance with clause 9.4 of the Boikgantsho Sale of Assets Agreement;

1.1.20	“Business Day”	any day which is not a Saturday, Sunday or gazetted public holiday in South Africa;

1.1.21	“Companies Act”	the Companies Act, 71 of 2008;

1.1.22	“Competition Act”	the Competition Act, 89 of 1998;

1.1.23	“Competition Authorities”	the Competition Commission, the Competition Tribunal and/or the Competition Appeal Court, as the case may be, established in terms of the Competition Act;

1.1.24	“Conditions Precedent”	the conditions precedent set out in clause 3;

1.1.25	“Closing Date”	the third Business Day immediately following the Fulfilment Date or such other date as RPM and Plateau may agree to in writing;

1.1.26	“Control”	in relation to a person means:

1.1.26.1

the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (i) cast, or control the casting of, more than 35%, of the maximum number of votes that might be cast at a general meeting of that person; or (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or (iii) give directions with respect to the operating and financial policies of that person, with which the directors or other equivalent officers of that person are obliged to comply; and/or

1.1.26.2		the holding beneficially of more than 35% of the issued equity share capital of that person;

1.1.27	“De Kamp Paschaskraal Sale Portion”	the Sale Portion, as defined in the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement;

1.1.28	“DMR”	the Department of Mineral Resources;

1.1.29	“Existing Agreements”	has the meaning given to this term in clause 6.4;

1.1.30	“Finance Documents”	the Finance Documents, as defined in the Senior Facilities Agreement;

1.1.31	“First Addendum to the Sale of Concentrate

	Agreement”	the amended and restated sale of concentrate agreement, entered into, or to be entered into, on or about the Signature Date, between RPM and Opco;

1.1.32	“First Holdco Opco Subscription Agreement”

the first subscription agreement entered into, on or about 26 September 2012 between Holdco and Opco, in terms of which Holdco subscribes for and Opco issues and allots the First Holdco Opco Subscription Shares;

1.1.33	“First Holdco Opco Subscription Price”	the aggregate subscription price for the First Holdco Opco Subscription Shares, being R3,398,107,403.92;

1.1.34	“First Holdco Opco Subscription Shares”	100 ordinary shares of R1.00 each in the authorised share capital of Opco, to be issued and allotted to Holdco pursuant to the First Holdco Opco Subscription Agreement;

1.1.35	“First Plateau Holdco Subscription Agreement”

the first subscription agreement entered into, on or about 26 September 2012 between Plateau and Holdco, in terms of which Plateau subscribes for and Holdco issues and allots the First Plateau Holdco Subscription Shares;

1.1.36	“First Plateau Holdco Subscription Price”	the aggregate subscription price for the First Plateau Holdco Subscription Shares, being R1,733,034,775.61;

1.1.37	“First Plateau Holdco Subscription Shares”	51 ordinary shares of R1.00 each in the authorised share capital of Holdco, to be issued and allotted to

Plateau pursuant to the First Plateau Holdco Subscription Agreement;

1.1.38	“First RPM Holdco Subscription Agreement”

the first subscription agreement entered into, on or about 26 September 2012 between RPM and Holdco, in terms of which RPM subscribes for and Holdco issues and allots the First RPM Holdco Subscription Shares;

1.1.39	“First RPM Holdco Subscription Price”	the aggregate subscription price for the First RPM Holdco Subscription Shares, being R1,665,072,628.31;

1.1.40	“First RPM Holdco Subscription Shares”	49 ordinary shares of R1.00 each in the authorised share capital of Holdco, to be issued and allotted to RPM pursuant to the First RPM Holdco Subscription Agreement;

1.1.41	“Fourth Ranking Plateau Debt Guarantee”	the Fourth Ranking Plateau Debt Guarantee, as defined in the June 2009 Senior Facilities Agreement;

1.1.42	“Framework Agreement”

the transaction framework agreement entered into, or to be entered into, between amongst others, Atlatsa, Plateau, RPM, Pelawan and Pelawan SPV on or about the Signature Date which agreement regulates the implementation of the transactions contemplated in the Project Bullseye Documents and various ancillary matters;

1.1.43	“Funds Flow Statement”	the funds flow statement to be finalised between RPM and Plateau immediately prior to the Closing Date in accordance with clause 3.1.9 a draft of which attached as Schedule 1 to this Agreement;

1.1.44	“Fulfilment Date”

the date on which the last of the Conditions Precedent to be fulfilled or waived shall have been fulfilled, waived or deferred, in whole or in part, with or without conditions, by notice in writing by the relevant Party in the manner contemplated in clause 3.2;

1.1.45	“Ga-Phasha”

Ga-Phasha Platinum Mine Proprietary Limited (previously known as Micawber 277 Proprietary Limited), registration number 2002/016841/07, a private company duly incorporated in accordance with the laws of South Africa;

1.1.46	“Ga-Phasha Opco Sale of a Portion of a Mining Right Agreement”

the sale of a portion of a mining right agreement entered into, or to be entered into, between Opco and Ga-Phasha, on or about 3 September 2012 in terms of which Ga-Phasha shall sell and Opco shall purchase the Avoca Klipfontein Sale Portion;

1.1.47	“Ga-Phasha Mining Area”	the Mining Area, as defined in the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement;

1.1.48	“Ga-Phasha Mining Right”

the converted mining right granted to Ga-Phasha in terms of item 7 of Schedule II of the MPRDA, entitling Ga-Phasha to mine and recover platinum group metals and associated minerals and metals in on and under the Ga-Phasha Mining Area and registered under protocol number 57/2009 and notarially executed on 2 October 2009 under DMR file number LP 108 MRC and application number G0081212001 but not yet registered as at the Signature Date;

1.1.49	“Ga-Phasha RPM Purchase Consideration”	the Purchase Consideration, as defined in the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement;

1.1.50	“Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement”

the sale of a portion of a mining right agreement entered into, or to be entered into, on or about the Signature Date between RPM and Ga-Phasha, in terms of which Ga-Phasha shall sell and RPM shall purchase the De Kamp Paschaskraal Sale Portion;

1.1.51	“Ga-Phasha RPM Sale Deliverables	the documents to be delivered by Ga-Phasha to RPM in accordance with clause 9.3 of the Ga- Phasha RPM Sale of a Portion of a Mining Right Agreement;

1.1.52	“Global Intercreditor Agreement”

the amended and restated global intercreditor agreement, entered into, or to be entered into, on or about the Signature Date amongst, inter alia, Atlatsa, N1C Resources, N2C Resources, RPM, Holdco, Opco, Plateau, the Working Capital Facility Lender, the Opco Security SPV, the Plateau Security SPV, the Senior Agent and the Security Agent;

1.1.53	“Holdco”	Bokoni Platinum Holdings Proprietary Limited, registration number 2007/016711/07, a private company incorporated in accordance with the laws of South Africa;

1.1.54	“Holdco Cession and Pledge in Security”	the cession and pledge agreement, entered into, or to be entered into, on or about the Signature Date between Holdco and the Opco Security SPV;

1.1.55	“Holdco Counter Indemnity Agreement”	the counter indemnity agreement, entered into, or to be entered into, between Holdco and the Opco Security SPV;

1.1.56	“Holdco Dividend Amount”

the dividend declared and paid by Holdco as contemplated under clause 5.9.3, being an amount equal to the sum of the Ga-Phasha Opco Purchase Consideration, the Ga-Phasha RPM Purchase Consideration and a portion of the Boikgantsho Purchase Consideration;

1.1.57	“Holdco Opco Shareholder Loan”	the aggregate shareholder loans (and all accrued interest thereon) owing by Opco to Holdco under the Opco Funding Loan Agreement on the Closing Date and after implementation of Step 5 of the Interim Implementation Steps, being an amount of R3,313,892,929.80, as at 30 November 2012;

1.1.58	“Holdco Pledge and Cession”	the Holdco Cession in Security Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.59	“Holdco Reversionary Cession and Pledge in Security”	the Reversionary Holdco Cession and Pledge, as defined in the June 2009 RPM Funding Common Terms Agreement;

1.1.60	“Holdco Shareholder Loan Agreement”	the Holdco Shareholder Loan Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.61	“Holdco Shareholders Agreement”	the amended and restated shareholders agreement in relation to Holdco, entered into, or to be entered into, on or about the Signature Date amongst RPM, Plateau and Holdco;

1.1.62	“Income Tax Act”	the Income Tax Act, 58 of 1962;

1.1.63	“Insolvency Act”	the Insolvency Act, 24 of 1936;

1.1.64	“Interim Implementation Steps”	the Interim Implementation Steps, as defined in the Amendment and Interim Implementation Agreement;

1.1.65	“June 2009 Finance Documents Discharge Date”	the June 2009 Finance Documents Discharge Date, as defined in the Global Intercreditor Agreement;

1.1.66	“June 2009 RPM Funding Common Terms Agreement”

the agreement entitled ‘RPM Funding Common Terms Agreement’ entered into on or about 12 June 2009, amongst RPM, Plateau, Atlatsa, Pelawan SPV, N1C Resources, N2C Resources, Pelawan, Pelawan Trust, Opco Security SPV and Plateau Security SPV;

1.1.67	“June 2009 Senior Facilities Agreement”	the June 2009 Senior Facilities Agreement, as defined in the Senior Facilities Agreement;

1.1.68	“June 2009 Senior Facilities Agreement Outstandings”

the aggregate of all amounts of principal (including capitalised interest), accrued and unpaid interest and all and any other amounts due and payable to RPM by Plateau under the June 2009 Senior Facilities Agreement as at the day immediately preceding the Closing Date;

1.1.69	“June 2009 Transaction Documents”	the June 2009 Transaction Documents, as defined in the Senior Facilities Agreement;

1.1.70	“JSE”	the JSE Limited, registration number 2005/022939/06, a public company incorporated in accordance with the laws of South Africa;

1.1.71	“Lender”	the Lender, as defined in the Senior Facilities Agreement;

1.1.72	“Minister”	the Minister of Mineral Resources;

1.1.73	“Mining Rights”	Mining Rights, as defined in terms of the MPRDA;

1.1.74	“MPRDA”	the Mineral and Petroleum Resources Development Act, 28 of 2002;

1.1.75	“N1C Resources”	N1C Resources Inc., registration number CR-94610, a limited liability company incorporated in accordance with the laws of the Cayman Islands;

1.1.76	“N2C Resources”	N2C Resources Inc., registration number CR-94611, a limited liability company incorporated in accordance with the laws of the Cayman Islands;

1.1.77	“N2C Resources Cession and Pledge in Security”	the amended and restated cession and pledge in security agreement, entered into, or to be entered into, on or about the Signature Date between N2C Resources and the Plateau Security SPV;

1.1.78	“N2C Resources Counter Indemnity Agreement”	the amended and restated counter indemnity agreement, entered into, or to be entered into, on or about the Signature Date between N2C Resources and the Plateau Security SPV;

1.1.79	“OCSF Facility”	the OCSF Facility, as defined in the June 2009 RPM Funding Common Terms Agreement;

1.1.80	“Opco”	Bokoni Platinum Mines Proprietary Limited, registration number 2007/016001/07, a private company incorporated in accordance with the laws of South Africa;

1.1.81	“Opco Cession and Pledge

	in Security”	the amended and restated cession and pledge in security agreement, entered into, or to be entered into, on or about the Signature Date between Opco and the Opco Security SPV;

1.1.82	“Opco Counter Indemnity Agreement”	the amended and restated counter indemnity agreement, entered into, or to be entered into, on or about the Signature Date between Opco and the Opco Security SPV;

1.1.83	“Opco Funding Loan Agreement”	the Opco Funding Loan Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.84	“Opco Sale Warranties”	has the meaning given to this term in clause 8.1;

1.1.85	“Opco Security SPV”	Micawber 603 Proprietary Limited, registration number 2007/019599/07, a private company incorporated in accordance with the laws of South Africa;

1.1.86	“Opco Security SPV Debt Guarantee”	the amended and restated debt guarantee, entered into, or to be entered into, on or about the Signature Date between the Opco Security SPV and the Senior Agent;

1.1.87	“Opco Shareholder Loan Agreement”	the Opco Shareholder Loan Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.88	“Operating Agreements”	the Operating Agreements, as defined in the Senior Facilities Agreement;

1.1.89	“Parties”

collectively, Atlatsa, N1C Resources, N2C Resources, Atlatsa Corporate Services, RPM, the Lender, the Working Capital Facility Lender, the Senior Agent, the Security Agent, Holdco, Opco, Plateau, Ga-Phasha, Boikgantsho, Opco Security SPV, Plateau Security SPV, Pelawan, Pelawan Finance SPV, the trustees for the time being of the Pelawan Trust and the trustees for the time being of the Pelawan Dividend Trust and a “Party” shall mean each or any of them, as the context requires;

1.1.90	“Pelawan”	Pelawan Investments Proprietary Limited (renamed Atlatsa Holdings Proprietary Limited), registration number 2002/017920/07, a private company incorporated in accordance with the laws of South Africa;

1.1.91	“Pelawan SPV”

Pelawan Finance SPV Proprietary Limited (previously known as Central Plaza Investments 78 Proprietary Limited), registration number 2006/032879/07, a private company incorporated in accordance with the laws of South Africa;

1.1.92	“Pelawan Dividend Trust”	the trustees for the time being of the Pelawan Dividend Trust, established in accordance with the trust deed under Master’s reference number IT8410/2004;

1.1.93	“Pelawan Trust”	the trustees for the time being of the Pelawan Trust, established in accordance with the trust deed dated 2 September 2004 with Master’s reference number IT8411/2004;

1.1.94	“Plateau”	Plateau Resources Proprietary Limited, registration number 1996/013879/07, a private company incorporated in accordance with the laws of South Africa;

1.1.95	“Plateau Cession and Pledge in Security”	the amended and restated cession and pledge in security agreement, entered into, or to be entered into, on or about the Signature Date between Plateau and the Plateau Security SPV;

1.1.96	“Plateau Counter Indemnity Agreement”	the amended and restated counter indemnity agreement, entered into, or to be entered into, on or about the Signature Date between Plateau and the Plateau Security SPV;

1.1.97	“Plateau Funding Loan Agreement”	the Plateau Funding Loan Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.98	“Plateau Holdco

Shareholder Loan”

the aggregate shareholder loans (and all accrued interest thereon) owing by Holdco to Plateau under the Plateau Funding Loan Agreement on the Closing Date and after implementation of step 4 of the Interim Implementation Steps, being an amount of R1,690,085,324.24, as at 30 November 2012;

1.1.99	“Plateau Intercreditor Agreement”

the agreement entitled ‘Plateau Intercreditor Agreement’, entered into on or about 26 June 2009 amongst Plateau, Standard Chartered Bank, the Parent, N1C Resources, N2C Resources, the Plateau Security SPV, the Opco Security SPV, Opco, Holdco, RPM and the Pelawan Dividend Trust;

1.1.100	“Plateau Security SPV”	Micawber 634 Proprietary Limited, registration number 2007/025445/07, a private company incorporated in accordance with the laws of South Africa;

1.1.101	“Plateau Security SPV Debt Guarantee”	the amended and restated debt guarantee, entered into, or to be entered into, on or about the Signature Date between the Plateau Security SPV and the Senior Agent;

1.1.102	“Project Bullseye Documents”	the Project Bullseye Documents, as defined in the Senior Facilities Agreement;

1.1.103	“Project Kingpin Term Sheet”	the term sheet entitled ‘Project Kingpin’, initialled by AAPL and Atlatsa on or about December 2011, attached hereto as Schedule 2, as amended from time to time; which term sheet summarises the material terms of the Transaction;

1.1.104	“Registered Security”

collectively, a further general notarial bond, a further special notarial bond, second ranking mortgage bonds and second ranking sectional title bonds registered by Opco in favour of the Opco Security SPV;

1.1.105	“RPM”	Rustenburg Platinum Mines Limited, registration number 1931/003380/06, a public company incorporated in accordance with the laws of South Africa;

1.1.106	“RPM Funding Common Terms Agreement”

the amended and restated RPM Funding Common Terms Agreement entered into, or to be entered into, on or about the Signature Date, amongst RPM, Plateau, Atlatsa, Pelawan SPV, N1C Resources, N2C Resources, Pelawan, Pelawan Trust, Opco Security SPV and Plateau Security SPV;

1.1.107	“RPM Funding Loan Agreement”	the RPM Funding Loan Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.108	“RPM Holdco Shareholder Loan”

the aggregate shareholder loans (and all accrued interest thereon) owing by Holdco to RPM under the RPM Funding Loan Agreement on the Closing Date and after implementation of step 4 of the Interim Implementation Steps, being an amount of R1,623,807,605.55, as at 30 November 2012;

1.1.109	“RPM Standby Facility Agreement”	the RPM Standby Facility Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.110	“RPM Sale Warranties”	has the meaning given to this term in clause 8.1;

1.1.111	“Schedule”	a schedule to this Agreement;

1.1.112	“Second Holdco Opco Subscription Agreement”

the second subscription agreement entered into, or to be entered into, on or about the Signature Date between Holdco and Opco, in terms of which Holdco subscribes for and Opco issues and allots the Second Holdco Opco Subscription Shares;

1.1.113	“Second Holdco Opco Subscription Price”	the aggregate subscription price for the Second Holdco Opco Subscription Shares, being R3,313,892,929.80, as at 30 November 2012;

1.1.114	“Second Holdco Opco Subscription Shares”	100 ordinary shares of R1.00 each in the authorised share capital of Opco, to be issued and allotted to Holdco pursuant to the Second Holdco Opco Subscription Agreement;

1.1.115	“Second Plateau Holdco Subscription Agreement”

the second subscription agreement entered into, or to be entered into, between Plateau and Holdco, in terms of which Plateau subscribes for and Holdco issues and allots the Second Plateau Holdco Subscription Shares;

1.1.116	“Second Plateau Holdco Subscription Price”	the aggregate subscription price for the Second Plateau Holdco Subscription Shares, being R1,690,085,324.24, as at 30 November 2012;

1.1.117	“Second Plateau Holdco Subscription Shares”	51 ordinary shares of R1.00 each in the authorised share capital of Holdco, to be issued and allotted to Plateau pursuant to the Second Plateau Holdco Subscription Agreement;

1.1.118	“Second RPM Holdco Subscription Agreement”

the second subscription agreement entered into, or to be entered into, on or about the Signature Date between RPM and Holdco, in terms of which RPM subscribes for and Holdco issues and allots the Second RPM Holdco Subscription Shares;

1.1.119	“Second RPM Holdco Subscription Price”	the aggregate subscription price for the Second RPM Holdco Subscription Shares, being R1,623,807,605.55, as at 30 November 2012;

1.1.120	“Second RPM Holdco Subscription Shares”	49 ordinary shares of R1.00 each in the authorised share capital of Holdco, to be issued and allotted to RPM pursuant to the Second RPM Holdco Subscription Agreement;

1.1.121	“Second Ranking Opco Counter Indemnity Agreement”	the Second Ranking Opco Counter Indemnity Agreement, as defined in the June 2009 Senior Facilities Agreement;

1.1.122	“Second Ranking Opco Debt Guarantee”	the Second Ranking Opco Debt Guarantee, as defined in the June 2009 Senior Facilities Agreement;

1.1.123	“Second Ranking Plateau Debt

	Guarantee”	the Second Ranking Plateau Debt Guarantee, as defined in the June 2009 Senior Facilities Agreement;

1.1.124	“Security Agent”	the Security Agent, as defined in the Senior Facilities Agreement;

1.1.125	“Senior Agent”	the Senior Agent, as defined in the Senior Facilities Agreement;

1.1.126	“Senior Facilities Agreement”

the R2 300 000 000 plus the Tranche 1 Amount, inclusive of capitalised interest, term loan and revolving facilities agreement entered into, or to be entered into, on or about the Signature Date amongst, Atlatsa, N1C Resources, N2C Resources, Plateau, Holdco, Opco, Plateau Security SPV, Opco Security SPV, the Senior Lenders, the Senior Agent and the Security Agent;

1.1.127	“Signature Date”	the date on which this Agreement is signed (whether or not in counterpart) by the last signing of the Parties;

1.1.128	“South Africa”	the Republic of South Africa;

1.1.129	“Standard Chartered Bank”

Standard Chartered Bank, Johannesburg Branch, registration number 2003/020177/10, a company incorporated in England with limited liability by Royal Charter, under reference number ZC18 and registered as an external company in South Africa;

1.1.130	“Subsidiary Company”	a subsidiary company (which for purposes of this Agreement shall be deemed to include any company incorporated outside South Africa) as defined in section 1 of the Companies Act;

1.1.131	“Third Ranking Opco Debt Guarantee”	the Third Ranking Opco Debt Guarantee, as defined in the June 2009 Senior Facilities Agreement;

1.1.132	“Third Ranking Plateau Debt Guarantee”	the Third Ranking Plateau Debt Guarantee, as defined in the June 2009 Senior Facilities Agreement;

1.1.133	“Tranche 1 Amount”	the Tranche 1 Amount, as defined in the Senior Facilities Agreement;

1.1.134	“Tranche 2 Amount”	the Tranche 2 Amount, as defined in the Senior Facilities Agreement;

1.1.135	“Transaction”	the transactions to be implemented to give effect to the Acquisition and the related refinancing arrangements, as described in the Project Kingpin Term Sheet;

1.1.136	“Transaction Documents”	the Transaction Documents, as defined in the Senior Facilities Agreement;

1.1.137	“Transaction Security Documents”	the Transaction Security Documents, as defined in the Senior Facilities Agreement;

1.1.138	“VAT”	value-added tax in terms of the VAT Act;

1.1.139	“VAT Act”	the Value Added Tax Act, 89 of 1991;

1.1.140	“Working Capital

	Facility Agreement”	the Working Capital Facility Agreement, as defined in the Senior Facilities Agreement; and

1.1.141	“Working Capital Facility Lender”	the Working Capital Facility Lender, as defined in the Senior Facilities Agreement.

1.2

If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

1.3

Any reference to an enactment is to that enactment as at the Signature Date and, in the event that any right and/or obligation shall arise in terms of this Agreement, in respect of and/or in connection with such enactment after the Signature Date, such reference shall be to that enactment as amended and/or replaced as at the date for performance of such right and/or obligation.

1.4

Any reference in this Agreement to this Agreement or to any other agreement shall be construed as a reference to this Agreement or such other agreement as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

1.5	Unless inconsistent with the context, an expression which denotes:

1.5.1	any gender includes the other genders;

1.5.2	a natural person includes an artificial person and vice versa;

1.5.3	the singular includes the plural and vice versa.

1.6

Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

1.7	The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the Party responsible for the drafting or preparation of such contract, shall not apply.

1.8

Where any number of days is prescribed, those days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which event the last day shall be the next succeeding Business Day.

1.9	The Schedules to this Agreement forms an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such Schedules.

2.	INTRODUCTION

2.1

AAPL and Atlatsa have entered into the Project Kingpin Term Sheet and intend to undertake and complete the Transaction. As an interim step to completing the Transaction, the parties entered into the Amendment and Interim Implementation Agreement in terms of which:

2.1.1	the dividends in respect of the A preference shares in the share capital of each of Plateau, Holdco and Opco were declared and such A preference shares were redeemed;

2.1.2	certain amendments were effected to the interest rate applicable to the amounts outstanding under the OCSF Facility and the June 2009 Senior Facilities Agreement; and

2.1.3	the amounts outstanding under the OCSF Facility were repaid.

2.2

The Parties intend procuring that each Acquisition Agreement and Finance Document (to the extent that a Finance Document has not already been entered into at the Signature Date) shall be entered into and completed in accordance with its terms.

2.3	The Parties:

2.3.1	acknowledge that the Ga-Phasha Opco Sale of a Portion of a Mining Right Agreement has been executed;

2.3.2	intend the Acquisition Agreements to be implemented in a certain sequence on the Closing Date;

2.3.3

intend certain drawdowns under the Senior Facilities Agreement and the Parties respective payment obligations pursuant to the Acquisition Agreements to be implemented in a certain sequence, more fully described in the Funds Flow Statement, on the Closing Date;

2.3.4	wish, immediately upon the implementation of the Acquisition Agreements, to terminate certain June 2009 Transaction Documents;

2.3.5	agree to implement the transactions contemplated in the Project Bullseye Documents in accordance with the provisions of the Framework Agreement; and

2.3.6	wish to record their agreement in this regard, and in relation to certain ancillary matters, in writing.

3.	CONDITIONS PRECEDENT

3.1

This entire Agreement (save in respect of clauses 1 to 3 (both inclusive) and clauses 9 to 12 (both inclusive), which shall be of immediate force and effect) shall be subject to the fulfilment of the Conditions Precedent that:

3.1.1

by not later than 30 August 2013, or such later date as RPM and Plateau may agree in writing, all and any approvals for the Transaction that may be required from the applicable Competition Authority in terms of the Competition Act are granted, provided that:

3.1.1.1	the costs of the merger proceedings shall be borne and paid as follows:

3.1.1.1.1	the costs incurred by each Party in connection with gathering and collecting information required of it for the filing shall be borne by that Party;

3.1.1.1.2	the costs of preparing the filing and otherwise incurred in connection with the merger proceedings shall be borne by each Party; and

3.1.1.1.3	the filing fee payable upon the filing of the merger notice shall be shared equally between RPM and Plateau;

3.1.1.2

such approval shall either be unconditional or, if such approval is conditional, on conditions acceptable to RPM insofar as such conditions affect RPM, and to Plateau insofar as such conditions affect Plateau; and

3.1.1.3

neither RPM nor Plateau shall be entitled to bring appeal or review proceedings or a request for consideration pursuant to the non-approval or conditional approval of the Transaction, without the prior written consent of the other of them;

3.1.2

by not later than 20 September 2013, or such later date as RPM and Plateau may agree in writing, the Parties shall respectively have obtained all necessary regulatory consents, including consents in terms of the MPRDA, the consent of the South African Reserve Bank, the JSE, the Toronto Stock Exchange and/or the TSX Venture Exchange (as may be applicable), the NYSE MKT LLC and/or any further and/or other regulatory authority required by the Parties, or any of them, in respect of the entering into and the completion of the transactions contemplated by the Acquisition Agreements and the relevant Finance Documents in accordance with their respective terms;

3.1.3

by not later than 30 April 2013, or such later date as RPM and Plateau may agree in writing, RPM and Plateau shall initial a final form of an amended memorandum of incorporation in respect of Holdco, which amendments will take account of any changes that may be required to the memorandum of incorporation pursuant to the Companies Act and to ensure alignment between the memorandum of incorporation and the Holdco Shareholders Agreement;

3.1.4

by not later than 20 September 2013, or such later date as RPM and Plateau may agree in writing, the Acquisition Agreements (save for the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement and the Boikgantsho Sale of Assets Agreement) shall have become unconditional in all respects in accordance with their terms, save insofar as it may be conditional on this Agreement becoming unconditional;

3.1.5

by not later than 20 September 2013, or such later date as the Senior Agent may confirm in writing, the Senior Facilities Agreement shall have been entered into by the respective parties thereto, and all conditions to the advance of funds set out in Part 1A of schedule 2 to the Senior Facilities Agreement shall have been fulfilled or waived in accordance with the provisions of the Senior Facilities Agreement, save insofar as they may be conditional on this Agreement becoming unconditional;

3.1.6

by not later than 26 July 2013, or such later date as Atlatsa and RPM may agree in writing, the shareholders of Atlatsa shall have passed all resolutions necessary in order to approve and implement the Transaction;

3.1.7

by not later than 6 September 2013, or such later date as RPM and Plateau may agree in writing, a special resolution shall have been passed by the shareholder of Ga-Phasha approving, in terms of sections 112 and 115 of the Companies Act, the transactions set out in the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement and the Ga-Phasha Opco Sale of a Portion of a Mining Right Agreement, which resolution shall include the authorisation of Ga-Phasha’s directors to enter into such agreements;

3.1.8

by not later than 20 September 2013, or such later date as RPM and Plateau may agree in writing, a special resolution shall have been passed by the shareholder of Boikgantsho approving, in terms of sections 112 and 115 of the Companies Act, the transactions set out in the Boikgantsho

Sale of Assets Agreement, which resolution shall include the authorisation of Boikgantsho’s directors to enter into this agreement;

3.1.9	by not later than 26 September 2013, or such later date as RPM and Plateau may agree in writing, a representative of each of RPM and Plateau shall initial a final form of the Funds Flow Statement;

3.1.10

by not later than 27 September 2013, or such later date as Ga-Phasha and RPM may agree in writing, and provided that the Conditions Precedent in clauses 3.1.1 to 3.1.8 (both inclusive) have been fulfilled or waived, the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement shall have become unconditional in all respects in accordance with its terms, save insofar as it may be conditional on this Agreement becoming unconditional;

3.1.11

by not later than 27 September 2013, or such later date as Boikgantsho and RPM may agree in writing, and provided that the Conditions Precedent in clauses 3.1.1 to 3.1.8 (both inclusive) have been fulfilled or waived, the Boikgantsho Sale of Assets Agreement shall have become unconditional in all respects in accordance with its terms, save insofar as it may be conditional on this Agreement becoming unconditional;

3.2	The Conditions Precedent in clauses:

3.2.1	3.1.1 and 3.1.2 relate to compulsory regulatory approvals and may not be waived by any of the Parties;

3.2.2	3.1.5 is inserted for the benefit of the Senior Agent and may be waived only by the Senior Agent, by way of notice in writing to Plateau, at any time prior to the date specified for its fulfilment;

3.2.3	3.1.6 is inserted for the benefit of Atlatsa and may be waived only by Atlatsa, by way of notice in writing to RPM, at any time prior to the date specified for its fulfilment; and

3.2.4

3.1.3 and 3.1.7 to 3.1.11 (both inclusive) are for the benefit of all the Parties, and may not be waived except by written agreement between RPM and Plateau prior to the dates respectively specified for their fulfilment.

3.3	The Parties shall use their respective reasonable commercial endeavours to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the Signature Date.

3.4

If any Condition Precedent shall not have been fulfilled, or waived by the Party, or Parties, entitled to effect such waiver, as the case may be, by the date specified in clause 3.1 for its fulfilment (or such later date as the Parties may have in writing agreed), this Agreement (save in respect of clauses 1 to 3 (both inclusive) and clauses 9 to 12 (both inclusive) which shall remain of full force and effect) shall lapse and shall be of no force and effect and none of the Parties shall have any claim against the others of them in terms hereof or arising from the failure of the Conditions Precedent, save for a claim arising as a result of a Party’s failure to comply with its obligations under this clause 3.

4.	COMPOSITE AND INDIVISIBLE TRANSACTION

The transactions referred to in clause 5 form part of a composite and indivisible transaction. If any of these transactions cannot be or are not completed, for any reason whatsoever, on the Closing Date, none of the transactions shall be completed and this Agreement shall terminate, save in respect of clauses 1 to 3 (both inclusive) and clauses 9 to 12 (both inclusive) which shall remain of full force and effect, provided that such termination shall be without prejudice to any rights in law or in terms of this Agreement which any Party may have against any other.

5.	IMPLEMENTATION PROCESS

On the Closing Date, the Parties will proceed with the steps set out below, in sequential order on the basis that no Party is obliged to implement any step unless each preceding step has been completed.

5.1	Step 1 - Utilisation of the Tranche 1 Amount under the Senior Facilities Agreement

5.1.1	Step 1 A - Advance of the Tranche 1 Amount

Plateau shall drawdown the Tranche 1 Amount from RPM in accordance with the terms and conditions of the Senior Facilities Agreement. [Refer to Step 1 A of the Funds Flow Statement.]

5.1.2	Step 1 B - Subscription for the Second Plateau Holdco Subscription Shares

5.1.2.1

Plateau shall use the Tranche 1 Amount to pay the Second Plateau Holdco Subscription Price in cash in immediately accessible funds by way of electronic funds transfer to Holdco in respect of the Second Plateau Holdco Subscription Shares. [Refer to Step 1 B of the Funds Flow Statement]

5.1.2.2

Holdco shall allot and issue the Second Plateau Holdco Subscription Shares to Plateau. Holdco shall update its member’s register to reflect Plateau’s increased holding of ordinary shares and deliver to Plateau share certificates in respect of the Second Plateau Holdco Subscription Shares.

5.2	Step 2 - Subscription for the Second RPM Holdco Subscription Shares

5.2.1

RPM shall pay the Second RPM Holdco Subscription Price in cash in immediately accessible funds by way of electronic funds transfer to Holdco in respect of the Second RPM Holdco Subscription Shares. [Refer to Step 2 of the Funds Flow Statement]

5.2.2

Holdco shall allot and issue the Second RPM Holdco Subscription Shares to RPM. Holdco shall update its member’s register to reflect RPM’s increased holding of ordinary shares and deliver to RPM share certificates in respect of the Second RPM Holdco Subscription Shares.

5.3	Step 3 - Subscription for the Second Holdco Opco Subscription Shares

5.3.1

Holdco shall use the aggregate proceeds of the Second Plateau Holdco Subscription Price and the Second RPM Holdco Subscription Price to pay the Second Holdco Opco Subscription Price in cash in immediately accessible funds by way of electronic funds transfer to Opco in respect of the Second Holdco Opco Subscription Shares. [Refer to Step 3 of the Funds Flow Statement]

5.3.2

Opco shall allot and issue the Second Holdco Opco Subscription Shares to Holdco. Opco shall update its member’s register to reflect Holdco’s increased holding of ordinary shares and deliver to Holdco share certificates in respect of the Second Holdco Opco Subscription Shares.

5.4	Step 4 - Repayment of the Holdco Opco Shareholder Loan

Opco shall use the proceeds of the Second Holdco Opco Subscription Price to settle the Holdco Opco Shareholder Loan. [Refer to Step 4 of the Funds Flow Statement]

5.5	Step 5 - Holdco’s utilisation of the proceeds of the Holdco Opco Shareholder Loan

Holdco shall use the proceeds of the Holdco Opco Shareholder Loan to:

5.5.1	pay an amount equal to the Plateau Holdco Shareholder Loan to Plateau in order to settle the Plateau Holdco Shareholder Loan; [Refer to Step 5 A of the Funds Flow Statement] and

5.5.2	pay an amount equal to the RPM Holdco Shareholder Loan to RPM in order to settle the RPM Holdco Shareholder Loan. [Refer to Step 5 B of the Funds Flow Statement]

5.6	Step 6 - Repayment of Tranche 1 Amount

Plateau shall use the proceeds of the Plateau Holdco Shareholder Loan to repay the Tranche 1 Amount in cash in immediately accessible funds by way of electronic funds transfer to RPM. [Refer to Step 6 of the Funds Flow Statement]

5.7	Step 7 - Ga-Phasha’s sale of a portion of a mining right to RPM

5.7.1	In accordance with the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement, Ga-Phasha shall deliver to RPM the Ga-Phasha RPM Sale Deliverables.

5.7.2

Against receipt of the Ga-Phasha RPM Sale Deliverables, RPM shall pay to Ga-Phasha the Ga-Phasha RPM Purchase Consideration in cash in immediately accessible funds by way of electronic funds transfer. [Refer to Step 7 of the Funds Flow Statement]

5.8	Step 8 - Boikgantsho’s sale of assets

5.8.1	In accordance with the Boikgantsho Sale of Assets Agreement, Boikgantsho shall deliver to RPM the Boikgantsho Sale Deliverables.

5.8.2

Against receipt of the Boikgantsho Sale Deliverables, RPM shall pay to Boikgantsho a portion of the Boikgantsho Purchase Consideration in cash in immediately accessible funds by way of electronic funds transfer. [Refer to Step 8 of the Funds Flow Statement]

5.9	Step 9 - Distribution of sale proceeds

5.9.1	Step 9A - Ga-Phasha distribution

Ga-Phasha shall pass the necessary resolutions (to the extent that such resolutions have not already been passed) to declare and pay a dividend to Holdco in an amount equal to the Ga-Phasha RPM Purchase Consideration. [Refer to Step 9 A of the Funds Flow Statement]

5.9.2	Step 9B - Boikgantsho distribution

Boikgantsho shall pass the necessary resolutions (to the extent that such resolutions have not already been passed) to declare and pay a dividend to Holdco in an amount equal to the portion of the Boikgantsho Purchase Consideration received in step 8. [Refer to Step 9 B of the Funds Flow Statement]

5.9.3	Step 9C - Holdco distribution

Holdco shall pass the necessary resolutions (to the extent that such resolutions have not already been passed) to facilitate the declaration and payment of a dividend in an amount equal to the Holdco Dividend Amount. [Refer to Step 9 C of the Funds Flow Statement]

5.10	Step 10 - Utilisation of the Holdco Dividend Amount

Plateau shall use the proceeds of the Holdco Dividend Amount to settle a portion of the June 2009 Senior Facilities Agreement Outstanding. [Refer to Step 10 of the Funds Flow Statement]

5.11	Step 11 - Utilisation of the Tranche 2 Amount under the Senior Facilities Agreement

Plateau shall drawdown the Tranche 2 Amount from RPM in accordance with the terms and conditions of the Senior Facilities Agreement, being an aggregate amount sufficient to meet its payment obligations in respect of step 12. [Refer to Step 11 of the Flow of Funds Statement]

5.12	Step 12 - Repayment of June 2009 Senior Facilities Agreement Outstandings

Plateau shall use the Tranche 2 Amount received from RPM in step 11 to immediately pay the balance of the June 2009 Senior Facilities Agreement Outstandings. [Refer to Step 12 of the Funds Flow Statement]

6.	GENERAL PROVISIONS APPLICABLE TO IMPLEMENTATION

6.1

The implementation of the Transaction will result in the Parties having entered into or entering into new Finance Documents and Acquisition Agreements together with the amendment and/or termination of a number of the June 2009 Transaction Documents.

6.2	In this regard, some or all of the Parties have entered into or will enter into the following new agreements:

6.2.1	this Agreement;

6.2.2	the First RPM Holdco Subscription Agreement;

6.2.3	the First Plateau Holdco Subscription Agreement;

6.2.4	the First Holdco Opco Subscription Agreement;

6.2.5	the Second RPM Holdco Subscription Agreement;

6.2.6	the Second Plateau Holdco Subscription Agreement;

6.2.7	the Second Holdco Opco Subscription Agreement;

6.2.8	the Ga-Phasha Opco Sale of a Portion of a Mining Right Agreement;

6.2.9	the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement;

6.2.10	the Boikgantsho Sale of Assets Agreement;

6.2.11	Senior Facilities Agreement;

6.2.12	Working Capital Facility Agreement;

6.2.13	Holdco Counter Indemnity Agreement;

6.2.14	Holdco Cession and Pledge in Security; and

6.2.15	the Registered Security.

6.3	Some or all of the Parties will enter into the following amended and restated agreements:

6.3.1	Holdco Shareholders Agreement;

6.3.2	First Addendum to the Sale of Concentrate Agreement;

6.3.3	Global Intercreditor Agreement;

6.3.4	Opco Counter Indemnity Agreement;

6.3.5	Opco Cession and Pledge in Security;

6.3.6	Opco Security SPV Debt Guarantee;

6.3.7	Plateau Counter Indemnity Agreement;

6.3.8	Plateau Cession and Pledge in Security;

6.3.9	N2C Resources Counter Indemnity Agreement;

6.3.10	N2C Resources Cession and Pledge in Security;

6.3.11	Plateau Security SPV Debt Guarantee; and

6.3.12	the RPM Funding Common Terms Agreement.

6.4

The following Finance Documents will be terminated in their entirety with effect from the Closing Date (immediately following the implementation of steps 1 to 12 in accordance with clause 5), each of the following agreements shall be of no further force or effect:

6.4.1	June 2009 Senior Term Loan Facility Agreement;

6.4.2	Plateau Intercreditor Agreement;

6.4.3	RPM Standby Facility Agreement;

6.4.4	RPM Funding Loan Agreement;

6.4.5	Plateau Funding Loan Agreement;

6.4.6	Opco Funding Loan Agreement;

6.4.7	Second Ranking Plateau Debt Guarantee;

6.4.8	Third Ranking Plateau Debt Guarantee;

6.4.9	Fourth Ranking Plateau Debt Guarantee;

6.4.10	Second Ranking Opco Debt Guarantee;

6.4.11	Third Ranking Opco Debt Guarantee;

6.4.12	Second Ranking Opco Counter Indemnity Agreement;

6.4.13	Holdco Pledge and Cession;

6.4.14	Holdco Reversionary Cession and Pledge in Security;

6.4.15	Holdco Shareholder Loan Agreement;

6.4.16	Opco Shareholder Loan Agreement,

(collectively, the “Existing Agreements”).

6.5	In accordance with the provisions of the Senior Facilities Agreement, the Accounts Agreement will be terminated within 5 Business Days of the Closing Date.

6.6

The termination of the Existing Agreements referred to in clause 6.4 and the termination of the Accounts Agreement referred to in clause 6.5 shall be without prejudice to any Parties rights, remedies or obligations which have arisen under any of the Existing Agreements or Accounts Agreement or by operation of law, on or before the Closing Date.

6.7

Save for the amendment and restatement of the agreements referred to in clause 6.3, the termination of the Existing Agreements referred to in clause 6.4 and the termination of the Accounts Agreement referred to in clause 6.5, the June 2009 Transaction Documents shall remain in full force and effect.

6.8

The expiration or termination of the Accounts Agreement or any Existing Agreements shall not affect any of the provisions of the Accounts Agreement or any Existing Agreements which expressly provided that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this. Without limiting the general application of this clause, the Parties acknowledge that certain Finance Documents incorporate certain definitions, representations, warranties, undertakings and other provisions of the Existing Agreements by reference and, accordingly, all such definitions representations, warranties, undertakings and other provisions shall, upon the expiration or termination of the Existing Agreements, continue to apply to such Finance Documents.

6.9	Plateau and RPM agree that for the purposes of the June 2009 Finance Documents Discharge Date, the Closing Date (immediately following the implementation of steps 1 to 12 set out in clause 5) shall be deemed to be the June 2009 Finance Documents Discharge Date.

7.	RPM UNDERTAKING

7.1

Without prejudice to any of its rights and/or remedies under the B Preference Share Documents or at law and subject to any agreement to the contrary pursuant to the transactions contemplated in the Project Bullseye Documents, RPM undertakes not to exercise its conversion rights pursuant to the B Preference Share Documents until the earlier of:

7.1.1

repayment in full of all amounts of principal (including capitalised interest), accrued and unpaid interest and all and any other amounts due and payable to the Finance Parties (as defined in the Senior Facilities Agreement) by the Obligors (as defined in the Senior Facilities Agreement);

7.1.2	31 December 2018;

7.1.3	any person or group of persons acting in concert gains direct or indirect Control of Atlatsa;

7.1.4

any person or group of persons acting in concert gains direct or indirect control of Pelawan (other than pursuant to an “Excluded Change” (as defined in the Holdco Shareholders Agreement as at the date of signature of that agreement);

7.1.5

a partial or full offer for all the common shares in Atlatsa, a take-over, merger, consolidation, amalgamation, combination or exchange of shares with another company, or introduction of a shareholder holding 10% of more of the issued equity share capital of Atlatsa; and

7.1.6	a material breach by Atlatsa and/or Plateau of any of the provisions of the Transaction Documents.

7.2

For the purposes of this clause 7, the term “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in a person by any of them, either directly or indirectly, to obtain or consolidate control of that person.

8.	INDEMNITY

8.1

Ga-Phasha has provided certain warranties to RPM under the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement and Boikgantsho has provided certain warranties to RPM under the Boikgantsho Sale of Assets Agreement (collectively, the “RPM Sale Warranties”). In addition, Ga-Phasha has provided certain warranties to Opco under the Ga-Phasha Opco Sale of a Portion of a Mining Right Agreement (“Opco Sale Warranties”).

8.2

Plateau hereby irrevocably and unconditionally indemnifies each of RPM and Opco (“the Indemnified Parties”) and agrees to hold them harmless against losses, damages, costs and expenses (including attorney and/or counsel’s fees) suffered by them as a result of any claims (“the Indemnified Claims”) made against them pursuant to a breach of the RPM Sale Warranties (in the case of RPM) or the Opco Sale Warranties (in the case of Opco).

8.3

The Indemnified Parties undertake to give Plateau written notice of an event giving rise to an Indemnified Claim, or circumstances that are likely to give rise to an Indemnified Claim, as soon as is reasonably possible after becoming aware of the occurrence of an event giving rise to a Indemnified Claim, or circumstances that are likely to give rise to an Indemnified Claim.

8.4

Each of RPM, Opco and Plateau agrees to provide to the other of them, such assistance and/or information as the other of them may reasonably require in respect of the Indemnified Claim, including with respect to any proceedings instituted by or against RPM or Opco in respect of such Indemnified Claim.

9.	CONFIDENTIALITY

9.1

For the purposes of this clause 9, “Confidential Information” means the details of the negotiations leading to the Term Sheet, this Agreement, the terms of the Transaction and the Transaction Documents and/or the information in respect of AAPL and/or Atlatsa and their respective subsidiaries obtained by the Parties during the course of such negotiations and/or pursuant to the conclusion or implementation of the Transaction (in so far as such is confidential in nature) (“the Confidential Information”).

9.2

Each of the Parties undertakes to the other that it will keep all Confidential Information confidential and to use it only for the purposes of the proposed transactions under the Transaction Documents and to disclose it only to its officers, directors, employees, consultants and professional advisers who:

9.2.1	are required to know (and then only to the extent that each such person is so required);

9.2.2	are aware that the Confidential Information should be kept confidential;

9.2.3	are aware of the disclosing Party’s undertaking in relation to such information in terms of this Agreement; and

9.2.4	have been directed by the disclosing Party to keep the Confidential Information confidential and have undertaken to keep the Confidential Information confidential.

9.3	The obligations of the Parties in relation to the maintenance and non-disclosure of Confidential Information in terms of this Agreement do not extend to information:

9.3.1

that is disclosed to the disclosing Party in terms of this Agreement but at the time of such disclosure such information is known to be in the lawful possession or control of the disclosing Party and not subject to an obligation of confidentiality;

9.3.2	that is or becomes public knowledge, otherwise than pursuant to a breach of this Agreement by the disclosing Party; or

9.3.3

that is required by the provisions of any law, or during any court proceedings, or by the rules or regulations of any recognised stock exchange to be disclosed. In addition, the provisions of this clause 9 shall not restrict the disclosure of Confidential Information to prospective investors for the purposes of raising capital or to any person pursuant to a bona fide due diligence investigation into the Party or its business or affairs.

9.4	A breach of this clause 9 shall not entitle any Party to cancel this Agreement or any other Transaction Document.

10.	BREACH

10.1

If a Party breaches any provision of this Agreement and remains in breach of such provision for 10 Business Days after written notice to that Party requiring that Party to rectify that breach, the aggrieved Party shall be entitled (without derogating from any of its other rights or remedies under this Agreement or at law), at its option:

10.1.1	to sue for immediate specific performance of any of the defaulting Party’s obligations under this Agreement, whether or not such obligation is then due; or

10.1.2

to cancel this Agreement, in which case written notice of the cancellation shall be given to the defaulting Party, and the cancellation shall take effect on the giving of the notice, provided that no Party shall be entitled to cancel this Agreement unless the breach is a material breach, and in either event the aggrieved Party shall be entitled to claim any damages it has suffered, provided that any such damages shall sound in money and shall be payable in cash.

10.2	Notwithstanding the provisions of clause 10.1.2, neither of the Parties shall be entitled to cancel this Agreement after the Closing Date.

11.	ARBITRATION

11.1	separate, divisible agreement

This clause is a separate, divisible agreement from the rest of this Agreement and shall:

11.1.1

not be or become void, voidable or unenforceable by reason only of any alleged misrepresentation, mistake, duress, undue influence, impossibility (initial or supervening), illegality, immorality, absence of consensus, lack of authority or other cause relating in substance to the rest of the Agreement and not to this clause. The Parties intend that any such issue shall at all times be and remain subject to arbitration in terms of this clause; and

11.1.2	remain in effect even if the Agreement terminates or is cancelled.

11.2	disputes subject to arbitration

Save as may be expressly provided for elsewhere in this Agreement for the resolution of particular disputes, any other dispute arising out of or in connection with this Agreement or the subject matter of this Agreement, including without limitation, any dispute concerning:

11.2.1	the existence of the Agreement apart from this clause;

11.2.2	the interpretation and effect of the Agreement;

11.2.3	the Parties’ respective rights or obligations under the Agreement;

11.2.4	the rectification of the Agreement;

11.2.5	the breach, termination or cancellation of the Agreement or any matter arising out of the breach, termination or cancellation; or

11.2.6	damages arising in delict, compensation for unjust enrichment or any other claim, whether or not the rest of the Agreement apart from this clause is valid and enforceable,

shall be referred to arbitration in terms of this clause.

11.3	appointment of arbitrator

11.3.1

The Parties shall agree on the arbitrator who shall be an attorney or advocate on the panel of arbitrators of AFSA. If agreement is not reached within 10 Business Days after any Party calls in writing for such agreement, the arbitrator shall be an attorney or advocate nominated by the Registrar of AFSA for the time being.

11.3.2

The request to nominate an arbitrator shall be in writing outlining the claim and any counterclaim of which the Party concerned is aware and, if desired, suggesting suitable nominees for appointment as arbitrator, and a copy shall be furnished to the other Parties who may, within 7 days, submit written comments on the request to the addressee of the request with a copy to the first Party.

11.4	venue and period for completion of arbitration

The arbitration shall be held in Johannesburg and the Parties shall endeavour to ensure that it is completed within 90 days after notice requiring the claim to be referred to arbitration is given.

11.5	Arbitration Act - rules

The arbitration shall be governed by the Arbitration Act, 1965, or any replacement Act and shall take place in accordance with the Commercial Arbitration Rules of AFSA.

11.6	Application to court for urgent interim relief

Nothing contained in this clause 11 shall prohibit a Party from approaching any court of competent jurisdiction for urgent interim relief pending determination of the dispute by arbitration.

12.	MISCELLANEOUS MATTERS

12.1	postal addresses and addresses for service of legal documents

12.1.1

The Parties choose the following addresses at which notices in connection with this Agreement and/or documents in legal proceedings in connection with this Agreement may be served (i.e. their domicilia citandi et executandi):

12.1.1.1	in the case of RPM:

	physical address:	55 Marshall Street
Marshalltown
Johannesburg

	fax number:	(011) 373 5111

and shall be marked for the attention of: The Company Secretary, the Finance Director and the Financial Controller;

12.1.1.2	in the case of the Atlatsa:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane Sandton

	fax number:	(011) 833 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.3	in the case of the Atlatsa Corporate Services:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane Sandton

	fax number:	(011) 833 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.4	in the case of the Plateau:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane Sandton
	fax number:	(011) 833 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.5	in the case of the N1C Resources:

	physical address:	4th Floor, 82 Grayston Drive

Off Esterhysen Lane Sandton

	fax number:	(011) 833 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.6	in the case of the N2C Resources:

	physical address:	4th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton

	fax number:	(011) 833 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.7	in the case of the Plateau Security SPV:

	physical address:	c/o GMG Trust Company (SA) Proprietary Limited
3rd Floor, 200 on Main
Corner Main and Bowwood Roads Claremont

	fax number:	086 673 4390

and shall be marked for the attention of: The Managing Director;

12.1.1.8	in the case of the Opco Security SPV:

	physical address:	c/o GMG Trust Company (SA) Proprietary Limited
3rd Floor, 200 on Main
Corner Main and Bowwood Roads Claremont

	fax number:	086 673 4390

and shall be marked for the attention of: The Managing Director;

12.1.1.9	in the case of the Holdco:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane Sandton

	fax number:	(011) 883 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.10	in the case of the Opco:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane Sandton

	fax number:	(011) 883 0836

and shall be marked for the attention of: The Managing Director;

12.1.1.11	in the case of the Ga-Phasha:

	physical address:	4th Floor, 82 Grayston Drive off Esterhysen Lane Sandton

	fax number:	(011) 883 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.12	in the case of the Boikgantsho:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane

Sandton

	fax number:	(011) 883 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.13	in the case of Pelawan:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane Sandton

	fax number:	(011) 883 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.14	in the case of the Pelawan Finance SPV:

	physical address:	4th Floor, 82 Grayston Drive
Off Esterhysen Lane Sandton

	fax number:	(011) 883 0836

and shall be marked for the attention of: The Company Secretary;

12.1.1.15	in the case of the Pelawan Trust:

	physical address:	Lynnwood Bridge 4 Daventry Street Lynnwood Manor Pretoria

	fax number:	(012) 432 6306

and shall be marked for the attention of: Andre Visser;

12.1.1.16	in the case of the Pelawan Dividend Trust:

	physical address:	Lynnwood Bridge
4 Daventry Street
Lynnwood Manor Pretoria

	fax number:	(012) 432 6306

and shall be marked for the attention of: Andre Visser;

12.1.2	The notice shall be deemed to have been duly given:

12.1.2.1	5 Business Days after posting, if posted by registered post (airmail, if available) to the Party’s address in terms of clause 12.1.1;

12.1.2.2

on delivery, if delivered to the Party’s physical address in terms of clause 12.1.1 between 08h30 and 17h00 on a Business Day (or on the first Business Day after that if delivered outside such hours); or

12.1.2.3	on despatch, if sent to the Party’s then fax number or e-mail address between 08h30 and 17h00 on a Business Day (or on the first Business Day after that if despatched outside such hours).

12.1.3

A Party may change that Party’s address for this purpose to another physical address in South Africa, by notice in writing to the other Parties such change to be effective only on and with effect from the 7th Business Day after the giving of such notice.

12.1.4

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate service of such written notice or communication to that Party notwithstanding that the notice or communication was not sent to or delivered or served at that Party’s chosen domicilium citandi et executandi.

13.	GENERAL

13.1	entire contract

This Agreement (read with the other Transaction Documents) contains all the express provisions agreed on by the Parties with regard to the subject matter of the Agreement and supersedes and novates in its entirety any previous understandings or agreements between the Parties in respect thereof, and the Parties waive the right to rely on any alleged provision not expressly contained in the Transaction Documents.

13.2	no stipulation for the benefit of a third person

Save as is expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of a third person (ie a stipulatio alteri) which, if accepted by the person, would bind any Party in favour of that person.

13.3	no representations

A Party may not rely on any representation which allegedly induced that Party to enter into this Agreement, unless the representation is recorded in this Agreement.

13.4	variation, cancellation and waiver

No contract varying, adding to, deleting from or cancelling this Agreement, and no waiver of any right under this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the relevant Parties to which such term of the Agreement or right relates.

13.5	indulgences

The grant of any indulgence, extension of time or relaxation of any provision by a Party under this Agreement shall not constitute a waiver of any right by the grantor or prevent or adversely affect the exercise by the grantor of any existing or future right of the grantor.

13.6	cession and delegation

A Party may not cede any or all of that Party’s rights or delegate any or all of that Party’s obligations under this Agreement without the prior written consent of the other Parties.

13.7	applicable law

This Agreement is to be governed, interpreted and implemented in accordance with the laws of South Africa.

13.8	costs

Any costs, including all legal costs on an attorney and own client basis and VAT, incurred by a Party arising out of or in connection with a breach by another Party shall be borne by the Party in breach.

13.9	signature in counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

13.10	independent advice

Each of the Parties hereby respectively agrees and acknowledges that:

13.10.1

it has been free to secure independent legal advice as to the nature and effect of each provision of this Agreement and that it has either taken such independent legal advice or has dispensed with the necessity of doing so; and

13.10.2

each provision of this Agreement (and each provision of the Schedules) is fair and reasonable in all the circumstances and is part of the overall intention of the Parties in connection with this Agreement.

13.11	co-operation

Each of the Parties undertakes at all times to act in good faith and to do all such things, perform all such acts and take all such steps, and to procure the doing of all such things, within its power and control, as may be open to it and necessary for and incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement and the Transaction Documents.

13.12	contract override

In relation to the implementation of the Transaction prior to and on the Closing Date, in the event of any conflict between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement shall prevail.

13.13	counterparts

This Agreement and/or any document required to be signed by any Party in accordance with the Implementation Process, may be executed in counterparts, all of which together constitute one and the same instrument. A facsimile shall constitute a valid counterpart for all such purposes.

SIGNATURE PAGE

RPM

Signed at Johannesburg on 26 March 2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

(in its capacity as co-shareholder in Holdco)

Name:	B. NQWABABA

Office:	DIRECTOR

(who warrants his authority)

SIGNATURE PAGE

RPM

Signed at Johannesburg on 26 March 2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

(in its capacity as Working Capital Facility Lender)

Name:	B. NQWABABA

Office:	DIRECTOR

(who warrants his authority)

Signed at Johannesburg on 26 March 2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

(in its capacity as Lender)

Name:	B. NQWABABA

Office:	DIRECTOR

(who warrants his authority)

SIGNATURE PAGE

RPM

Signed at Johannesburg on 26 March 2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

(in its capacity as Senior Agent)

Name:	B. NQWABABA

Office:	DIRECTOR

(who warrants his authority)

Signed at Johannesburg on 26 March 2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

(in its capacity as Security Agent)

Name:	B. NQWABABA

Office:	DIRECTOR

(who warrants his authority)

SIGNATURE PAGE

ATLATSA

Signed at Sandton on 27 March 2013

For and on behalf of:

ATLATSA RESOURCES CORPORATION

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

Signed at Sandton on 27 March 2013

For and on behalf of:

ATLATSA RESOURCES CORPORATION

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ATLATSA CORPORATE SERVICES

Signed at SANDTON on 27th March 2013

For and on behalf of:

CAMIPATH PROPRIETARY LIMITED

(to be renamed Atlatsa Corporate Services South Africa Proprietary Limited)

Name:	JOEL KESLER

Office:	DIRECTOR

(who warrants his authority)

SIGNATURE PAGE

N1C RESOURCES

Signed at Sandton on 27 March 2013

For and on behalf of:

N1C RESOURCES INC.

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

N2C RESOURCES

Signed at Sandton on 27 March 2013

For and on behalf of:

N2C RESOURCES INC.

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

PLATEAU

Signed at Sandton on 27 March 2013

For and on behalf of:

PLATEAU RESOURCES PROPRIETARY LIMITED

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

HOLDCO

Signed at Sandton on 27th March 2013

For and on behalf of:

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

Name:	D SCHUTTE

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

OPCO

Signed at SANDTON on 27 MARCH 2013

For and on behalf of:

BOKONI PLATINUM MINES PROPRIETARY LIMITED

Name:	B REDDY

Office:	DIRECTOR

(who warrants his authority)

SIGNATURE PAGE

PLATEAU SECURITY AGENT

Signed at Johannesburg on 27 March 2013

For and on behalf of:

MICAWBER 634 PROPRIETARY LIMITED

Name:	Brendon Harmse

Office:

(who warrants his authority)

SIGNATURE PAGE

OPCO SECURITY AGENT

Signed at Johannesburg on 27 March 2013

For and on behalf of:

MICAWBER 603 PROPRIETARY LIMITED

Name:	Brendon Harmse

Office:

(who warrants his authority)

SIGNATURE PAGE

GA-PHASHA

Signed at SANDTON on 27 MARCH 2013

For and on behalf of:

GA-PHASHA PLATINUM MINE PROPRIETARY LIMITED

Name:	D Schutte

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

BOIKGANTSHO

Signed at SANDTON on 27 MARCH 2013

For and on behalf of:

BOIKGANTSHO PLATINUM MINE

PROPRIETARY LIMITED

Name:	B REDDY

Office:	DIRECTOR

(who warrants his authority)

SIGNATURE PAGE

PELAWAN SPV

Signed at Sandton on 27 March 2013

For and on behalf of:

CENTRAL PLAZA INVESTMENTS 78

PROPRIETARY LIMITED

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

PELAWAN

Signed at Sandton on 27 March 2013

For and on behalf of:

PELAWAN INVESTMENTS PROPRIETARY

LIMITED

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

PELAWAN TRUST

Signed at Sandton on 27 March 2013

For and on behalf of:

THE PELAWAN TRUST

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

Signed at Sandton on 27 March 2013

For and on behalf of:

THE PELAWAN TRUST

Name:	AHCH Motanng

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

PELAWAN DIVIDEND TRUST

Signed at Sandton on 27 March 2013

For and on behalf of:

THE PELAWAN DIVIDEND TRUST

Name:	T.M Motsisi

Office:	Director

(who warrants his authority)

Signed at Sandton on 27 March 2013

For and on behalf of:

THE PELAWAN DIVIDEND TRUST

Name:	A.H.CH Motanng

Office:	Director

(who warrants his authority)

Schedule 1

Funds Flow Statement

Schedule 2

Project Kingpin Term Sheet

PLATINUM

Project Kingpin

Term Sheet

December 2011

Strictly private and confidential

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

Terms and conditions

This document (the “Term Sheet”) contains a summary of the key terms and conditions of the proposed refinancing and capitalisation of Bokoni Platinum Holdings (Proprietary) Limited (“BHL”) (“the Transaction”).

The following terms (read together with the Annexures hereto) represent the proposed key terms and conditions upon which Anglo American Platinum Limited (“Amplats”) and Anooraq Resources Corporation (“ARQ”) (the “Parties”) intend to implement the Transaction.

The terms and conditions contained in this Term Sheet are subject to:

•	Satisfactory Transaction Documents being prepared and concluded between the Parties;

•	Fulfilment of the conditions precedent specified in the Transaction Documents;

•	Legal counsel’s advice in general and well as any specific legal, tax and/or regulatory advice relating to issues that may arise out of the Transaction;

•	Amendment of the agreement regarding ARQ’s option to acquire a share in Amplats’ Polokwane smelter; and

•

Amplats receiving legal opinion confirming that the Transaction does not trigger any obligations under the respective South African and/or Canadian take-over codes as Amplats does not wish to trigger a mandatory offer to ARQ minorities in any jurisdiction.

In the event that the Parties do not fulfil the conditions precedent to the Transaction Documents referred to above, then the provisions of this Term Sheet shall not have any force or effect.

2

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

PARTIES	• Anooraq Resources Corporation and its subsidiaries; and • Anglo American Platinum Limited and its subsidiaries.
BACKGROUND

•     Amplats has material financial exposure to ARQ through a number of funding instruments. The current amount owing to RPM in terms of various Plateau funding facilities is approximately R2.8 billion as at 31 August 2011 (refer to Annexure A). In addition, Amplats also holds the R1.1 billion B1 Preference Shares into Pelawan SPV. The Parties are seeking to restructure the ARQ capital structure on the terms and conditions set out in this Term Sheet.

THE TRANSACTION

•     The Transaction contemplated comprises an inter-conditional set of transactions including:

•     Sale by ARQ of its 51% attributable interest in Paschaskraal, De Kamp and Boikgantsho farms’ resources (refer to Annexure B) to Amplats for an aggregate purchase consideration of R1,700 million in exchange for a reduction, for an equal value in the following order:

•     the A Preference Shares; and

•     OCSF;

•     Provision by Amplats of further funding to ARQ under the consolidated debt facility to support the BHL’s capital investment programme;

•     Restructure of the B Preference Shares; and

•     The agreement regarding ARQ’s option to acquire a share in Amplats’ Polokwane Smelter is to be amended to exclude all the assets sold as part of the Transaction.

CONSOLIDATED DEBT FACILITY

•     The remaining facilities (from the Senior Debt Facility, OCSF, RPM Standby Facility and A Preference Shares) owing to Amplats by ARQ will be consolidated into a single debt facility (“consolidated debt facility”). The consolidated debt facility will be split into 3 tranches:

•     No interest will be charged on the remaining facilities with effect from 1 July 2011 to the earlier of:

•     The date on which the conditions precedent to the Transaction Documents are fulfilled (“the effective date”); and

•     30 April 2012.

•     If the Transaction is not implemented by 30 April 2012 then the outstanding debt balances owing to Amplats on the remaining facilities at that time (i.e. 1 May 2012) would attract interest at the current interest rates until the effective date.

•     The take-on balance of the consolidated debt facility will be approximately R1 billion (plus any drawdowns on the remaining facilities from 1 July 2011 to the effective date).

3

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

	• The first R1 billion of debt will be referred to as the “first tranche”.

	• The consolidated debt facility increases by R1 billion (the “second tranche”) to R2 billion from 1 January 2012 until 30 December 2018 (inclusive).

	• The consolidated debt facility increases by R300 million (the “third tranche”) to R2.3 billion from 1 January 2013 until 30 December 2018 (inclusive).

	• All capital draw-downs will be subject to annual capital drawdown limits to be agreed between the parties based on the Base Case Cash Forecast.

	• The balances referred to include capitalised interest.

•   Amplats will charge increasing interest rates (based on variable interest rates applicable at the time) on each tranche of the consolidated debt facility to the extent that the balance of the consolidated debt facility (inclusive of capitalised interest) falls into that tranche. The table below reflects the indicative absolute % of interest (NACA) to be charged in relation to each tranche of the consolidated debt facility:

	Debt balance		2012 (%)	2013 (%)	2014 (%)	2015 (%)	2016 (%)	2017 (%)	2018 (%)	2019 (%)	2020 (%)
	First tranche (R1 billion)		0.0	0.0	0.0	2.5	5.0	7.5	10.0	15.0	15.0
	Second tranche (R1 billion)		5.0	5.0	10.0	10.0	12.5	15,0	15.0	20.0	20.0
	Third tranche (R300 million)		16.0	15.0	15.0	15.0	20.0	20.0	20.0	25.0	25.0
	Estimated weighted average(%)		0.3	1.3	4.5	7.3	8.9	9.5	10.2	11.2	10.0
	• The above table is based on current implied interest rates and will be translated in the Transaction Documents as a percentage of 3 month JIBAR.

•   Amplats will source a hedge instrument on behalf of ARQ so that ARQ can swap the variable interest rate for a fixed interest rate at ARQ’s expense. The expense to be included as part of the Base Case Cash Flow Forecast.

•   For illustrative purposes, using the Base Case Cash Forecast and applying the interest rates, the anticipated resultant debt balance would be:

	Rm		2012	2013	2014	2015	2016	2017	2018	2019	2020
	Cash flow nominal		(259)	(347)	(333)	177	543	480	715	530	498
	Debt balance	1,056	1,318	1,680	2,081	2,041	1,682	1,378	820	413	—
	Headroom to facility limit		682	620	218	259	618	922	180	87	—
RESTRICTIONS ON THE CONSOLIDATED	• The overall cap on the consolidated debt facility is R2.3 billion inclusive of capitalised interest.
	• ARQ will utilise 90% of all its attributable cashflows in BHL to service

4

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

DEBT FACILITY

the consolidated debt facility until such facility has been fully settled.

•     ARQ will need to reduce the consolidated debt facility owing to Amplats to an outstanding balance of no more than R1 billion as at 31 December 2018 and no more than R500 million as at 31 December 2019.

•     The consolidated debt facility shall be fully repaid to RPM by no later than 31 December 2020.

WORKING CAPITAL FACILITY

•     Amplats will advance a working capital facility to ARQ.

•     The working capital facility will be available for drawdown during 2012, 2013 and 2014 at a maximum of R30 million per annum. Any unused amounts will not be made available for drawdown in the following year.

•     Amplats will charge interest on the outstanding working capital facility at JIBAR+4% per annum.

•     Including capitalised interest, the balance of the working capital facility shall not exceed R90 million at any time.

•     ARQ will not pay any dividends until the working capital facility is fully repaid.

•     The working capital facility will be repayable in full by 31 December 2018.

B PREFERENCE SHARES

•     De-linking of the “B” Preference Shares structure by way of an amendment to the existing terms of the B Preference Shares or by way of a conversion and immediate replacement of the existing B Preference Shares, the result of which will be to provide Pelawan SPV with an ability to access its 111.6 million ARQ Ordinary Shares to the extent required to maintain the BEE shareholding in ARQ at a level above 51% in the event of ARQ undertaking a rights offer/capital raise for financing/refinancing BHL approved expansion projects.

•     To the extent that ARQ issues new ARQ Ordinary Shares, Pelawan SPV shall convert its B3 Preference Shares to ARQ Ordinary Shares to the extent that Pelawan’s equity shareholding in ARQ after such a rights offer would be above 51%, assuming and including in the calculation that Amplats converted all its B Preference Shares to ARQ Ordinary Shares.

•     RPM undertakes not to convert its B Preference Shares into 115.8 million ARQ Ordinary Shares until the earlier of:

•     the consolidated debt facility is fully repaid; or

•     31 December 2018; or

•     a change of control of Pelawan and/or ARQ; or

•     a partial or full offer being made for all the shares in ARQ; or

•     a material breach of the provisions of the Transaction Documents by ARQ.

•     The de-linking of the B Preference Shares shall not affect the security

5

PLATINUM

Definitions and Interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

granted in favour of RPM, which shall remain in full force and effect Irrespective of the revised structure.
OTHER TERMS

•     Extend the existing purchase of concentrate agreement (“Concentrate Agreement”) on its current terms up to 31 December 2020. It being noted that at any time during this period, the Concentrate Agreement may be amended by mutual agreement between the contracting parties. Thereafter, the Concentrate Agreement will be renewable every 5 years on terms that are agreeable to both Parties.

•     Additional ARQ management fee of up to 2% of BHL’s after tax profits if certain technical targets above plan are met.

•     “Delta 80” expansion project to be fast tracked but subject to Amplats internal approval process and project review process.

•     Improvement of management and key employee incentive structures and remuneration.

•     The HDSA ownership of ARQ may not fall below 51% before 31 December 2018.

CONDITIONS PRECEDENT

•     The implementation of the Transaction will be subject to:

•     Approval by the board of ARQ;

•     Drafting of Transaction Documents to the satisfaction of the Parties;

•     Approval of Transaction Documents by the board of Amplats;

•     Unconditional approval of the Transaction by the DMR, which will include inter alia:

•     S11 (or similar legal) consent for the sale of the Mineral Properties, which may require proof of compliance with the Social and Labour Plans (“SLPs”) that have been developed, as well as proof of compliance with the environmental management plans (“EMPs”) and mine works plans (“MWPs”); and

•     Agreement that the empowerment credits received from the original transaction involving Lebowa, Boikgantsho, Kwanda and Ga-Pasha must remain in place following the Transaction, such that Amplats’ HDSA attributable ounces and/therefore its empowerment credentials are not prejudiced;

•     To the extent required, unconditional approval by the Competition Authorities of South Africa;

•     Approvals required in terms of the TSX listing rules;

•     Approval by the shareholders of ARQ;

•     Any other requisite regulatory approvals;

•     Other conditions precedent as is customary for a transaction of this nature;

•     Satisfactory due diligence by Amplats on (amongst others) -

6

PLATINUM

Definitions and Interpretations commencing on page 8 of this Term Sheet apply throughout, Including the cover pages, unless the context indicates a contrary intention.

legal, technical, social issues and specifically Anooraq having the appropriate mining rights on the relevant farms being sold; and

•     Amplats acquiring unconditional title to the Mineral Properties (subject to the MPRDA).

GENERAL UNDERTAKINGS

•     Amplats shall have the right to refinance or restructure the consolidated debt facility post the implementation of the Transaction and ARQ shall co-operate with any such process, including any potential third party funder should Amplats decide to cede the consolidated debt facility or any part thereof to such party. The refinancing is to be undertaken on mutually agreed terms and as such cannot be more onerous than the terms being offered to ARQ as part of the Transaction.

CO-OPERATION AND GOOD FAITH

•     The Parties will co-operate in matters of mutual concern and shall act with good faith in their dealings and relationships with one another. No Party shall take any action, directly or indirectly, to avoid or frustrate the effect, purpose and intent of any of the Transaction Documents.

•     The Parties shall at all times co-operate and consult with each other insofar as may be reasonably necessary in order to procure the implementation of the Transaction Documents.

•     Each of the Parties undertakes, on request, to use all reasonable endeavours to assist each of the other Parties in obtaining all necessary governmental and regulatory consents, licences and approvals that may be appropriate in relation to the Transaction Documents and to promptly provide any relevant governmental or regulatory authority all such information as may be reasonably required to obtain any consents, licences or approvals.

•     The Parties shall at all times co-operate with each other and shall use reasonable commercial endeavours for the purposes of doing, as quickly as possible, all things necessary to further progress, negotiate and implement the Transactions.

CONFIDENTIALITY

•     This Term Sheet and its contents are intended for the exclusive use of any of Pelawan and its shareholders or ARQ, and shall not be disclosed by them to any person other than their legal and financial advisers for the purposes of the proposed transactions contemplated herein unless the prior written consent of Amplats is obtained.

•     No party to this Term Sheet shall discuss the terms contained herein or any aspect or provisions thereof in public or issue any press release or any other public document or make any public statement in each case relating to or connected with or arising out of the Term Sheet and/or any aspect or provision of this Term Sheet (save for any such release, announcement or document which Is required to be given, made or published by law on the proviso that ARQ will provide Amplats with sufficient notice to enable Amplats to seek urgent relief if it so requires) without obtaining the prior written approval of the other parties to the contents thereof and the manner of its presentation and publication;

7

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, Including the cover pages, unless the context Indicates a contrary intention.

provided that such approval shall not be unreasonably withheld or delayed.

MARKETING AND ANNOUNCEMENTS

•     The Parties are to agree that no announcements and/or notices or any other public marketing material with respect to ARQ and/or the Transaction and/or the contents of this Term Sheet, be released without the prior written consent of the Parties to such communication.

STOCK EXCHANGE ANNOUNCEMENT AND MONITORING OF CONFIDENTIALITY

•     If Amplats and ARQ reach agreement on the matters contemplated by this Term Sheet, the parties will proceed to publish a joint stock exchange announcement giving details of the Transaction. This will be necessary pursuant to ARQ’s continuous disclosure obligations under the TSX Listing Rules. The parties will continue to monitor developments in relation to this matter carefully, to make sure that confidentiality has not been lost (which could result in an announcement being required even though no Term Sheet has been executed).

COSTS	• Each of the parties shall pay its own costs and expenses (including legal, accounting and financial advisory fees and expenses) in connection with the transactions recorded herein

DEFINITIONS

Amplats	Anglo American Platinum Limited including, where the context dictates, the relevant subsidiaries thereto (e.g. RPM)

ARQ	Anooraq Resources Corporation Limited including, where the context dictates, the relevant subsidiaries thereto (e.g. Plateau)

ARQ Ordinary Shares	Shares in the issued ordinary share capital of ARQ which shares currently have a primary listing on the TSX and secondary listings on the JSE and AMEX

Availability Period	The period during which Plateau is able to draw on the OCSF, being 3 years from the initial drawdown date (1 July 2009)

A Preference Shares	The existing A preference shares of about R1.5 billion held by RPM in Plateau prior to the restructuring of the debt

B Preference Shares	Collectively, the B1 Preference Shares, B2 Preference Shares and B3 Preference Shares

B1 Preference Shares	The cumulative convertible B1 preference shares in the authorised share capital of Pelawan SPV, issued to and subscribed for by RPM

B2 Preference Shares	The cumulative convertible B2 preference shares in the authorised share capital of Plateau, issued to and subscribed for by Pelawan SPV

B3 Preference	The cumulative convertible B3 preference shares in the authorised share capital

8

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

Shares	of Plateau, issued to and subscribed for by Pelawan SPV

Base Case Cash Forecast

The LOM plan and cash flow model regarding BHL as agreed between the Parties, including the development of the MPH Delta 80 UG 2 expansion project and new UG2 concentrator at BHL, as reflected in that plan

BHL	Bokoni Platinum Holdings (Proprietary) Limited; formerly known as Richtrau No. 179 (Proprietary) Limited

DMR	Department of Mineral Resources

JSE	JSE Limited

Mineral Properties	51% of ARQ’s attributable interest in Paschaskraal, De Kamp and Boikgantsho farms as set out in Annexure B

Operating Cash Flow Shortfall Facility (OCSF)

The debt funding facility of up to a maximum of R750 million made available by Amplats or RPM to Plateau for the Availability Period to fund Plateau’s pro rata share of the working capital and capital expenditure requirements in relation to BHL. In addition to the R750 million cash facility, the OCSF also includes a guarantee facility of R28 million

Pelawan	Pelawan Investments (Proprietary) Limited, the ultimate holding company of ARQ including, where the context dictates, the relevant subsidiaries thereto

Pelawan SPV	Pelawan Finance SPV (Proprietary) Limited, a wholly owned subsidiary of Pelawan

Plateau	Plateau Resources (Proprietary) Limited, an indirect wholly owned subsidiary of ARQ

Preference Share Facilities	Collectively, the A Preference Share Facility and the B Preference Share Facility

RMB	Rand Merchant Bank, a division of FirstRand Bank Limited

RPM	Rustenburg Platinum Mines Limited, a wholly owned subsidiary of Amplats

RPM Standby Facility

Standby facility provided by RPM to Plateau from the initial drawdown date (1 July 2009) for up to 29/49 of RPM’s share of BHL’s free cashflow, used to service any accrued and/or capitalised interest and scheduled capital payments on the Senior Debt Facility

SCB	Standard Chartered Bank

Senior Debt Facility

The R750 million senior debt financing facility provided by SCB to Plateau, allowing upfront drawdown in the amount of R500 million and interest rollup for 3 years which facility has since been acquired by Amplats

Term Sheet	This term sheet dated on or about December 2011 relating to the proposed refinancing of Amplats’s joint venture with ARQ in BHL

9

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

Transaction Documents	Written legal agreements and any other documents necessary to implement the Transaction contemplated in this Term Sheet

TSX	The Toronto Stock Exchange

For / on behalf of Amplats	For / on behalf of ARQ

10

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

ANNEXURE A: ARQ CURRENT FUNDING STRUCTURE AS AT 30 JUNE 2011 (excluding capital drawdowns made subsequent to 30 June 2011)

Debt Instrument	Principal (incl Interest YTD) ZAR	Current Coupon
A Preference Shares	1,479,072,000	12	% pref div
OCSF*	536,937,437	15,84%
Senior Debt Facility	679,603,703	9,575%
TOTAL	2,695,613,140

*	Includes commitment fees and guarantee fees and related interest thereon.

11

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

ANNEXURE B: ATTRIBUTABLE RESOURCES UNDER CONSIDERATION

Mineral Resource Category by farm name	Current midpoint negotiated value (R’m)[1]	Current midpoint negotiated value ($’m)[2]	MOz (4E) Total[3]	MOz (4E) Attribu table	Implied $/Oz#
PASCHASKRAAL
Measured			6.54
Indicated			8.71	7.78
Measure and indicated			15.25
Inferred			10.75	5.48
Measured, indicated and inferred	1,100	162.7	26.00	13.26	12.27
DE KAMP
Measured			–
Indicated			–
Measured and indicated			–
Inferred			23.83	12.15
Measured, indicated and inferred	400	59.2	23.83	12.15	4.87
BOIKGANTSHO
Measured			–	–
Indicated			7.67	3.91
Inferred			4.11	2.10
Measured, indicated and inferred	200	29.6	11.78	6.01	4.93
TOTAL	1,700	251.5		31.42	8.00

Notes:

1.	Based on the midpoint of the negotiated value as agreed by the Parties.
2.	Converted at R6.76/US$ on 30 June 2011.
3.	As indicated by ARQ.

12

PLATINUM

Definitions and interpretations commencing on page 8 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

ANNEXURE C: RESULTANT CAPITAL STRUCTURE

Description	Amount (ZARm)
Cash consideration for sale of attributable ounces (refer to Annexure B)	1,700
Total effective cash consideration in exchange for redemption of the A Preference Share facility	1,503
Total effective cash consideration in exchange for settlement against the OCSF	197
Net debt position before the Transaction (using net debt at 30 June 2011)	2,700
Resultant net debt position (using net debt at 30 June 2011)	1,000

	Before the Transaction (30 June 2011)		After the Transaction (30 June 2011)
Debt Instrument	Principal (incl Interest YTD) ZAR	Coupon	Principal (incl Interest YTD) ZAR[1]
A Preference Shares	1,479,072,000	12% pref div	0
OCSF*	536,937,437	15,84%	316,009,437
Senior Debt Facility	679,603,703	JIBAR+4%	679,603,703
TOTAL	2,695,613,140		995,613,140

*	Excludes capital drawdowns made against this facility subsequent to 30 June 2011.

13